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                                                                  EXHIBIT 10.19

                            [NATIONSBANK LETTERHEAD]

May 12,1997

Mr. Anthony R. Maresca
Senior Vice President
ACR Group, Inc.
3200 Wilcrest Drive, Suite 440
Houston, Texas 77042

Re: NationsBank of Texas, N.A. ("Lender") re: Credit facility for ACR Group, and Subsidiaries

Dear Tony:

We are pleased to advise you that we have obtained credit approval for a credit facilities for each of ACR Group, Inc., ACR Supply, Inc., Heating and Cooling Supply, Inc., Total Supply, Inc., Valley Supply, Inc., Ener-Tech, Inc., Florida Cooling Supply, Inc., and Lifetime Filters, Inc., in an aggregate amount up to $18,000,000, subject to the terms and conditions summarized below:

BORROWER:        ACR Group, Inc. ("ACR") and each of its subsidiaries, ACR
                 Supply, Inc., Heating and Cooling Supply, Inc., Total Supply,
                 Inc., Valley Supply, Inc., Ener-Tech Inc., Florida Cooling
                 Supply, Inc., and Lifetime Filters, Inc. (ACR and the above named subsidiaries hereinafter each a "Borrower" and collectively "Borrowers")

FACILITY:        Credit Limit: Aggregate $18,000,000.00 revolving credit
                 facilities (collectively the "Facility"), including
                 $1,000,000.00 sub-facility for letters of credit available for use by any, Borrower, subject to its respective eligible collateral availability, provided that the aggregate amount outstanding to all Borrowers under the Facility at any time shall not exceed $18,000,000.00. See "Loan Availability" and "Letters of Credit" below.

PURPOSE: Refinance of certain existing debt owing to Lender, working capital, issuance of letters of credit and acquisitions.

LOAN
AVAILABILITY:    Advances to each Borrower under the Facility will be limited to the sum of (a) 85% of eligible accounts of such Borrower, plus (b) 50% of eligible inventory, of such Borrower (provided that the aggregate amount available for borrowing under the Facility under this clause (b) shall not exceed
                 $9,000,000.00). Standards and determination of eligibility, and applicable reserves from eligibility, shall be established from time to time in the discretion of Lender.

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ACR Group, Inc.
May 12, 1997
Page 2

SECURITY:        All obligations and indebtedness from time to time owing under the Facility shall be secured by first, prior and exclusive security interests in all accounts, inventory, documents, chattel paper, instruments, deposit accounts, contract rights and general intangibles now owned or hereafter acquired by each Borrower, and any and all proceeds thereof, as more particularly described in the governing credit agreements evidencing the Facility. All collateral will cross-collateralize all obligations owing by each Borrower to Lender.

LETTERS OF
CREDIT: The Facility may be utilized by any Borrower to support the issuance of letters of credit, subject to availability of eligible collateral of such Borrower, up to the aggregate maximum unfunded face amount at any time outstanding for the account of all Borrowers of $1,000,000.00. Each letter of credit shall be supported by a duly executed letter of credit application and reimbursement agreement in form satisfactory to Lender. The amount, if any, from time to time funded by Lender under any such letters of credit shall be payable on demand, or at Lender's option, charged as a loan under the Facility in favor of the Borrower for whose account such letter of credit was issued. The aggregate amount from time to time outstanding for the account of any Borrower under letters of credit shall be added to the amount outstanding so such Borrower under the Facility for purposes of determining unused availability under the Facility.

MATURITY:        Initial term of three (3) years, automatically extending for one year periods thereafter (subject to continued credit approval), each extending through the day preceding each successive the anniversary of the expiration of such initial term, unless notice of termination is provided by either party at least sixty (60) days prior to any such anniversary date.

                 In the event that the Facility is terminated other than at the end of the initial term in or any extended term, Borrowers shall pay to Lender, as liquidated damages resulting from such termination, an amount equal to the following applicable percentage of the aggregate credit limit under the Facility:
                 (i) three percent (3.0%) if such termination occurs during the first year following closing; (ii) two percent (2.0%) if such termination occurs during the second year following closing; and (iii) one percent (1%) at any time thereafter.

INTEREST RATE:   At Borrowers' option: (i) Lender's Prime Rate (as defined in the governing credit agreements) plus one half of one percent
                 (0.50%) and/or (ii) LIBOR (as defined and adjusted in the governing edit agreements) plus three percent (3.00%) (subject to applicable maximum legal interest rates). Changes in the applicable rate of interest based on


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ACR Group, Inc.
May 12, 1997
Page 3

                 the Prime Rate would be effective as of the first day of the month following any change in the Prime Rate. Interest would be calculated on the basis of a year of 360 days, subject to applicable maximum legal interest rates. In order to reimburse Lender for the cost of delays the collection and clearance of remittances applied to the loan, accrued interest would be calculated as if each such remittance had been received two business days subsequent to its actual receipt.

CLOSING
FEE: At closing, in consideration for establishing the Facility and Lender's commitment thereunder, Borrowers shall pay to Lender a commitment fee of $70,000.00 at the time of execution and delivery of definitive credit agreements establishing the Facility (payment thereof to be allocated among each Borrower as determined by Borrowers in a manner which is acceptable to Lender). Such fee shall be deemed earned when payable and shall be non-refundable.

ADMINISTRATION &
FIELD EXAMINATION
FEE: In consideration for Lender's administration of the Facility, Borrowers shall pay to Lender a quarterly fee of $4,200 to cover field examinations and other costs associated with the administration of the Facility, payable quarterly in arrears (payment thereof to be allocated among each Borrower as determined by Borrowers in a manner which is acceptable to Lender).


LETTER OF CREDIT
FEE: The greater of one and one-half percent (1.50%) per annum for standby letters of credit or Lender's minimum issuance fee.

COVENANTS:       The following covenants in respect of financial position shall apply, in each case determined on a consolidated basis for ACR and its consolidated subsidiaries (financial covenant terms to be defined in the governing credit agreements evidencing the Facility:)

                 Leverage Ratio: Maximum ratio of total liabilities less subordinated debt to tangible net worth plus subordinated debt of 6.5 to 1.0. Step-down in the ratio to be mutually agreed upon.

                 Tangible Net Worth. Tangible net worth to be determined. Annual step-up provision equal to fifty percent (50%) of net income after taxes.

                 Fixed Charge Coverage Ratio. A minimum fixed charge coverage ratio of at least 1.1 to 1, measured as of the end of each calendar month based on rolling previous twelve (12) months of operations.
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ACR Group, Inc.
May 12,1997
Page 4

                 Minimum Availability. Minimum availability of at least $200,000 during the period of each fiscal year comprised by the calendar months of December through February.

                 Capital expenditures. Maximum amount of $250,000 annually.

                 Net Income. Net Income shall not be less than $0.00 for any period of more than three consecutive calendar months.

OTHER TERMS:     Except as otherwise agreed by Lender:

                 1. Borrowers shall provide Lender with the following reporting (for ACR and its consolidated subsidiaries):

                          a. Monthly consolidated and consolidating financial statements, prepared in conformance with generally accepted accounting principles, within 30 days of the end of each calendar month, accompanied by a certification from each Borrower evidencing compliance with all representations, warranties, and covenants contained in the governing credit agreements.

                          b.      Annual audited financial statements
                          (consolidated and consolidating), prepared in conformance with generally accepted accounting principles, within 120 days after the end of each fiscal year, accompanied by a certification from each Borrower evidencing compliance with all representations, warranties, and covenants contained in the governing credit agreements.

                          c. Collateral and borrowing base reports by each Borrower, as requested.

                          d. Monthly certificate confirming compliance with all covenants and requirements under the governing credit agreements, signed by an officer of each Borrower.

                          e.      Accounts receivable aging report and
                          inventory report for each Borrower, in form satisfactory to Lender, within 30 days after the end of each calendar month.

                 2. Borrowers' accounting policies and practices shall conform to generally accepted accounting principles. Each Borrower shall keep and maintain proper, complete and consistent books of record and account respecting its operations, affairs and financial condition and shall permit
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ACR Group, Inc.
May 12, 1997
Page 5

                 Lender from time to time, by and through its authorized agents, to visit and inspect any of it properties, inspect and copy its books and records, and discuss its affairs, finances, accounts, and operations with its officers.

                 3. On and after the date of initial funding, all remittances to each Borrower in payment of accounts will be directed to Lender, for collection and application (on a periodic basis acceptable to Borrowers and Lender) in reduction of the loan balance of such Borrower under the Facility.

                 4. Each Borrower will maintain and preserve its corporate existence and all rights, privileges, franchises and other authority for the conduct of its business.

                 5. Each Borrower will maintain its properties and facilities in good order and repair.

                 6. Borrowers will maintain insurance with responsible insurance carriers against such risks and in such amounts as is customary for similar businesses, naming Lender as loss payee, in form satisfactory to Lender.

                 7. Borrowers will pay and discharge all taxes, assessments and governmental charges in a timely manner, except those being contested in good faith with adequate reserves satisfactory to Lender.

                 8. Borrowers will provide Lender with annual projections of each Borrower's anticipated financial performance for the succeeding year.

                 9. Borrowers shall furnish waivers from all landlords, mortgagees or other third party potential lien claimants as may be requested by Lender with respect to each premises where any of Lender's collateral is located, which shall be in form satisfactory to Lender.

                 10. The governing credit agreements will specify customary events of default and remedies as may be required by Lender. All obligations from time to time owing to Lender by Borrowers shall be cross-defaulted.

                 11. The governing credit agreements and all related legal documentation will be governed by the laws of the State of Texas.

                 12. Borrowers will reimburse Lender for all costs and expenses, including without limitation, attorney's fees and other out-of-pocket
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ACR Group, Inc.
May 12, 1997
Page 6
                 costs, incurred in connection with the governing agreements evidencing the Facility and the ongoing administration or enforcement of the Facility.

CONDITIONS
FOR CLOSING:     1.       Borrowers will execute and deliver all definitive
                 legal documentation relative to the Facility as may be required by Lender. All legal documentation in respect of the Facility shall be acceptable to Lender in its sole discretion.
                 Such legal documentation shall contain conditions, covenants and other provisions (in addition to those specified above) customary for credit facilities of this type including, without limitation, conditions for funding and provisions addressing: (i) litigation, claims and contingent liabilities,
                 (ii) incurrence of other indebtedness, lease obligations or contingent liabilities, (iii) investments, (iv) transactions with affiliates, (v) subordination of obligations owing to affiliates, (vi) payment of subordinated debt, (vii) material change in management or ownership, (viii) merger or consolidation, (ix) repurchase or redemption of capital stock,
                 (x) liens on assets, (xi) dividends, (xii) acquisitions,
                 (xiii) compliance with applicable laws, and other provisions customary for similar credit facilities as Lender shall require. Lender will require an acceptable opinion of counsel for Borrowers, addressing such matters as Lender may designate.

                 2. There is no material adverse change in the financial condition, assets, liabilities, business, results of operations or projected operations of any Borrower, or of Borrowers taken as a whole, since the effective date of the last financial statements and other financial and operating information submitted to Lender, such determination to be made according to Lender's subjective opinion in its discretion.

                 3. Lender shall complete a field audit of Borrowers' operations, the results of which shall be satisfactory to Lender.

                 4. Lender shall obtain a copy of Borrowers' audited financial statement for the fiscal year ended February 28, 1997, which shall reflect no material adverse change relative to the draft copy thereof delivered to Lender by Borrowers.

                 5. Confirmation to Lender that each Borrower is a corporation duly formed and validly existing and presentation of documentation regarding authority to act and authorization of the transaction and all documentation.

                 6. Evidence of insurance in compliance with the requirements of this commitment.
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ACR Group, Inc.
May 12, 1997
Page 7

                 7. Lender shall confirm to its satisfaction the absence of other liens or security interests on the collateral.

                 8. Verification by Lender of Lender's first priority security interest and lien in all collateral.

                 9. Payment to Lender of all expenses and costs, including without limitation, reasonable fees and costs of Lender's counsel, incurred by Lender in connection with preparation of this letter and documenting and establishing the Facility.

                 10. The accomplishment of all requirements and conditions stated in this letter.

The foregoing is intended to provide a substantive outline of the Facility and is not intended as a complete statement of all terms, conditions and documents that will be required in connection with the transaction. Our approval is expressly conditioned upon the satisfaction of Lender in its discretion of all legal documentation and the furnishing by Borrowers to Lender of such documentation, information, certifications and opinions as Lender may request in connection with establishing the Facility. It is expressly understood that such legal documentation, when executed by Borrowers and Lender, shall constitute the final and complete agreement between Lender and Borrowers regarding the subject matter hereof and shall supersede all of the provisions hereof. Nothing contained in this letter shall alter, amend, change or modify such loan documents, nor shall anything contained herein be construed as an agreement or commitment except as specifically provided herein. This approval may be withdrawn by Lender at any time if Lender discovers that any material misrepresentations have been made to Lender by any Borrower, or if any material facts come to our attention which we reasonably believe adversely affects our evaluation of the collateral or of any Borrower, or of Borrowers as a whole, or of the creditworthiness, financial condition or operations of any Borrower, or of Borrowers as a whole.

We are pleased to have the opportunity to work with you to complete this financing. Please indicate your acceptance of this letter by signing and returning the enclosed copy on or before 5:00 p.m., May 15, 1997, together with your check in the amount of $15,000.00 as a deposit against costs, expenses and professional fees incurred by Lender in connection with the Facilities, at which time, if not accepted, this confirmation approval will automatically terminate without notice and be of no further effect. Further, after such acceptance in the event this Facility is not consummated on or before July 15, 1997 this approval confirmation shall automatically terminate without notice unless extended by mutual agreement in writing. By accepting this letter, Borrowers agree to pay all out-of-pocket costs and expenses incurred by Lender in connection with preparations to establish the Facility, including, without limitation, reasonable at attorneys' fees and costs in preparation of this letter and preparation of documentation and closing, and all other costs incurred in connection therewith, whether or not the Facility is consummated.

This letter is intended for you only and may not be relied upon by any third party.
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ACR Group, Inc.
May 12, 1997
Page 8

       THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
       CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

Sincerely,

NATIONSBANK OF TEXAS, N.A.

By:/s/ CATHY BARROW
---------------------------
       Cathy Barrow
       Vice President

ACCEPTED this 13th day of May, 1997.

ACR GROUP, INC.


By: /s/ ANTHONY R. MARESCA
---------------------------
Name:   Anthony R. Maresca
---------------------------
Title:  Sr. Vice President
---------------------------


cc:     Jim Recer
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[NationsBank Letterhead]




June 10, 1997


Mr. Anthony R. Maresca
Senior Vice President
ACR Group, Inc.
3200 Wilcrest Drive, Suite 440
Houston, Texas 77042

RE: Amendment to Letter of May 12, 1997 concerning Credit Facility for ACR Group, Inc. and Subsidiaries


Dear Tony:

As clarification of Condition 2 of the Conditions of Closing and in accordance with our discussions, Lender hereby defines material adverse change as a decline in the consolidated shareholder's equity of more than $150,000.

Please call me if you have any questions.


Sincerely,


/s/  CATHY BARLOW


Cathy Barlow
Vice President

cc:     Dora Martinez